EXHIBIT 16.1

Rodefer, Moss & Co. PLLC

October 8, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

Re: FullCircle Registry, Inc. - File No. 333-51918

Dear Sirs:

We have read Item 4.01 of Form 8-K dated October 8, 2014 of FullCircle Registry, Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Rodefer, Moss & Co, PLLC
Rodefer, Moss & Co., PLLC